EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated May 30, 2013, with respect to the statement of condition including the related portfolio of Insured Municipals Income Trust, Series 664 (included in Invesco Unit Trusts, Municipal Series 1157) as of May 30, 2013, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-186835) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
May 30, 2013